                                                                    EXHIBIT 12.1


         SCHEDULE RE: COMPUTATION OF RATE OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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
                                                                                                                   SIX MONTHS ENDED
                                                                             FISCAL YEARS ENDED APRIL 30;             OCTOBER 31,
                                                                  ------------------------------------------------ -----------------
                                                                   1993     1994     1995       1996        1997      1996     1997
                                                                  ------   ------   -------    -------     -------   -----     ----
Income before extraordinary item and contribution
  to Equity Compensation Plan ..................................  $1,745   $1,486   $ 8,064    $ 9,079     $10,685   $  730      --

Interest expense including amortization of debt issuance costs..     342    2,951     4,345      6,630       7,816    4,029      --

Interest portion of Rental Expense .............................     341      439       428        438         467      234
                                                                  ------   ------    ------    -------     -------   ------    ----
Earnings .......................................................  $2,428   $4,876   $12,837    $16,147     $18,968   $4,993      --
                                                                  ======   ======   =======    =======     =======   ======    ====

Interest expenses including amortization of
  debt issuance costs ..........................................  $  342   $2,951   $ 4,345    $ 6,630     $ 7,816   $4,029    $

Interest portion of Rental Expense .............................     341      439       428        438         467      234
                                                                  ------   ------   -------    -------     -------   ------    ----

Fixed Charges ..................................................  $  683   $3,390   $ 4,773    $ 7,068     $ 8,283   $4,263    $
                                                                  ======   ======   =======    =======     =======   ======    ====

Ratio of Earnings to Fixed Charges .............................    3.55     1.44      2.69      2.28         2.29     1.17      --

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